Report Name - 10F-3

Fund - Sal Bros Variable Investors Value Fund

                                Period : 01/01/05 through 06/30/05


                                    ID : 300
                           Issuer Name : Huntsman Corporation (HUN)
                            Trade Date : 02/10/05
                        Selling Dealer : CS First Boston
                Total Shares Purchased : 1,000.00
                        Purchase Price : 23
                    % Received by Fund : 0.002%
                        % of Issue (1) : 0.162%
        Other Participant Accounts (2) :          96,500.00
                      Issue Amount (2) :      60,200,000.00
          Total Received All Funds (2) :          97,500.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Huntsman Corporation (HUN)
                            Trade Date :        02/10/05
                 Joint/Lead Manager(s) : Citigroup
                                         Credit Suisse First Boston Corp
                                         Deutsche Bank Securities Inc
                                         Merrill Lynch & Co
                         Co-Manager(s) : CIBC World Markets
                                         Jefferies & Co
                                         JP Morgan Securities
                                         Lehman Brothers
                                         Natexis Bleichroeder Inc
                                         Scotia Capital Inc
                                         UBS
                                         WR Hambrecht + Co LLC
                         Selling Group : Blaylock & Partners
                                         CMG Institutional Trading LLC
                                         Muriel Siebert & Co Inc
                                         Samuel A Ramirez & Co
                                         Williams Capital Group LP